Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-231925 on Form S-3 and 333-225058 on Form S-8 of Talos Energy Inc. of our report dated April 28, 2020, relating to the financial statements of ILX Holdings, LLC, appearing in this Current Report on Form 8-K of Talos Energy Inc. filed on September 11, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statements.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey

September 11, 2020